UNITED STATES
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CIMPRESS N.V.
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CIMPRESS N.V.
Building D, Xerox Technology Park
Dundalk, Co. Louth
Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Cimpress N.V. will hold its 2019 Annual General Meeting of Shareholders:

on Friday, November 22, 2019
at 6:00 p.m. Central European Time
at the offices of Stibbe N.V.
Beethovenplein 10
1077 WM Amsterdam
The Netherlands

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1) Appoint Robert S. Keane as an executive director to our Board of Directors to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2022

(2) Appoint Scott J. Vassalluzzo as a non-executive director to our Board of Directors to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2022

(3) Following a discussion on the application of the remuneration policy over the fiscal year ended June 30, 2019, hold a non-binding, advisory “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables, and accompanying narrative disclosures in this proxy statement

(4) Adopt our statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended June 30, 2019

(5) Discharge the members of our Board of Directors from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2019

(6) Discharge the former members of our Supervisory Board from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2019

(7) Authorize our Board of Directors until May 22, 2021 to repurchase up to 5,500,000 of our issued and outstanding ordinary shares on the open market (including block trades), through privately negotiated transactions, or in one or more self-tender offers at prices per share between €0.01 and an amount equal to 120% of the market price of our ordinary shares on the Nasdaq Global Select Market, or Nasdaq, or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Board of Directors)

(8) Appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020

(9) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting

Our Board has no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on October 25, 2019 are entitled to vote at the annual general meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete and promptly return the enclosed proxy card or voter instruction form in accordance with the instructions that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Board of Directors,
Chairman, Founder, and Chief Executive Officer
[_______], 2019

Dear Fellow Shareholder:

We are holding our 2019 Annual General Meeting of Shareholders against the backdrop of a proposed cross-border merger to change our place of incorporation from the Netherlands to Ireland that would result in our shareholders holding shares in an Irish public limited company rather than a Dutch public limited liability company. If we complete the proposed merger, which we expect will happen in December 2019, the number of shares you will own in Cimpress plc, a public limited company incorporated under the laws of Ireland that is a party to the proposed merger, will be the same as the number of shares you held in Cimpress N.V. immediately prior to the completion of the transaction. You can find more information about the proposed cross-border merger in the proxy statement we filed with the SEC on [____], 2019, which relates to our Extraordinary General Meeting of Shareholders to be held on October 25, 2019.

If we complete the proposed merger, then this 2019 Annual General Meeting will be the last annual shareholders' meeting of Cimpress N.V., the Dutch company, before we become an Irish company. Accordingly, this proxy statement describes Cimpress N.V., and the proposals that shareholders will vote on at the 2019 Annual General Meeting relate to Cimpress N.V. as a Dutch company. With respect to future-looking proposals such as the appointment of directors and our authorization to repurchase our ordinary shares, this proxy statement describes the effects that the merger, if it happens, will have on those proposals if we become an Irish company.

We ask for your support by voting in favor of the proposals detailed throughout this proxy statement.

Thank you in advance,

CIMPRESS N.V.
Building D, Xerox Technology Park
Dundalk, Co. Louth
Ireland

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on November 22, 2019

This proxy statement contains information about the 2019 Annual General Meeting of Shareholders of Cimpress N.V., which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Friday, November 22, 2019 at the offices of Stibbe N.V., Beethovenplein 10, 1077 WM Amsterdam, the Netherlands. The meeting will begin at 6:00 p.m. Central European Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Cimpress N.V. (which is also referred to as we, us, the company, or Cimpress in this proxy statement) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing the Notice of Annual General Meeting, this proxy statement, and our Annual Report to Shareholders for the fiscal year ended June 30, 2019 on or about [____], 2019.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual General Meeting of Shareholders:

This Proxy Statement and the 2019 Annual Report to Shareholders are available for viewing, printing and downloading at http://proxy.ir.cimpress.com. In addition, our statutory annual accounts and accompanying annual report, as prepared in accordance with Dutch law and including biographical information about the candidates nominated for appointment as members of our Board of Directors, are available at our offices at the address above and for viewing, printing, and downloading at http://proxy.ir.cimpress.com.

We will furnish without charge a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as filed with the United States Securities and Exchange Commission, or SEC, to any shareholder who requests it by emailing ir@cimpress.com or writing to Cimpress N.V.,
c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement and our Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

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INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors:

The Board of Directors of Cimpress N.V. consists of four independent, non-employee directors and Robert Keane, our Chief Executive Officer, who serve for rotating terms of up to three years.

Name	Age	Board Position	Cimpress Director Since	Current Term Expires at our Annual General Meeting In:	Independent Director
Robert S. Keane	56	Chairman, Executive Director	January 1995	2019	No
Sophie A. Gasperment	55	Lead Non-Executive Director (voorzitter)	November 2016	2020	Yes
John J. Gavin, Jr.	64	Non-Executive Director	August 2006	2021	Yes
Zachary S. Sternberg	34	Non-Executive Director	November 2017	2021	Yes
Scott J. Vassalluzzo	47	Non-Executive Director	January 2015	2019	Yes

ROBERT S. KEANE has served as our President and Chief Executive Officer since he founded Cimpress in January 1995 and as Chairman of our current Board of Directors since November 2018. Mr. Keane served as Chairman of our former Management Board from September 2009 to November 2018 and as the Chairman of the Board of Directors from January 1995 to August 2009. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an original equipment manufacturer of keyboards, displays and retail kiosks used for desktop publishing. Mr. Keane brings to Cimpress' Board his experience growing Cimpress from inception in 1995 to $2.75 billion of revenue in our 2019 fiscal year, his understanding of the drivers of intrinsic value per share, and his knowledge of Cimpress' customer needs, business model and markets.

SOPHIE A. GASPERMENT held multiple marketing and general management positions at L’Oréal, the world’s leading beauty company, from September 1986 to November 2018. This included Chief Executive Officer and Executive Chairman of The Body Shop International, the iconic British retailer spanning 60 countries and ca. 20,000 people strong, from July 2008 to October 2013, as well as Managing Director, L’Oréal UK and Ireland, from January 2004 to January 2008. Most recently, from January 2014 to November 2018, Ms. Gasperment was L’Oréal's Group General Manager leading Financial Communication and Strategic Prospective. Ms. Gasperment recently accepted a position to serve as a Senior Advisor to Boston Consulting Group, where her primary focus will be to support their Consumer and Digital Acceleration practices. Since June 2010, Ms. Gasperment has served on the board of Accor, a publicly traded company and a world leader in hospitality, and is currently Chair of that board's Appointments, Compensation and CSR Committee and a member of the Audit and Compliance Committee. Since May 2018, Ms. Gasperment has also served on the supervisory board of D’Ieteren, a Euronext-listed global company, and is a member of the Appointments and Compensation Committee. Since December 2018, Ms. Gasperment has also served on the board of Kingfisher plc, a FTSE 100 Home Improvement international company, and is a member of that board's Nomination Committee. In addition to serving on the Board of Directors of Cimpress N.V., Ms. Gasperment also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Ms. Gasperment brings to Cimpress' Board her leadership and strategy skills and perspective, her international brand-building expertise, her experience of digital transformation and acceleration, her acumen in both consumer goods and retail, as well as her experience on the boards of other public companies and her broader business experience in multi-cultural environments.

JOHN J. GAVIN, JR. serves on the board of Varonis Systems, Inc., a provider of data governance solutions for unstructured data. Mr. Gavin previously served as Chief Financial Officer of BladeLogic, Inc., a provider of data center automation software, from January 2007 through June 2008, when it was acquired by BMC Software, and as Chief Financial Officer of Navisite, Inc., a provider of information technology hosting, outsourcing and professional services, from April 2004 through December 2006. Prior to Navisite, Mr. Gavin served as the Chief Financial Officer of Cambridge Technology Partners and Data General Corporation. Mr. Gavin also spent ten years at Price Waterhouse LLP (now PricewaterhouseCoopers LLP), an accounting firm, in various accounting and audit positions including as Senior Manager in charge of multi-national audits. In addition to serving on the Board of Directors of Cimpress N.V., Mr. Gavin also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Gavin brings to Cimpress' Board his extensive experience as chief financial officer of several growing companies, his experience on the boards of other public companies, and ten years as an independent auditor. Mr. Gavin is a certified public accountant.

ZACHARY S. STERNBERG is the co-founder and Managing Member of the General Partner of The Spruce House Partnership, a New York-based investment partnership. Spruce House invests in public and private companies globally and seeks to partner with management teams that are focused on growing the per share value of their companies over the long-term. Spruce House holds 8.2% of Cimpress' outstanding shares and has been a shareholder of Cimpress since 2011. Mr. Sternberg brings to the Board his perspective as a material and long-term shareholder of Cimpress with a deep understanding of the importance of long-term stewardship of capital informed by more than a decade of successful investment experience.

SCOTT J. VASSALLUZZO is a Managing Member of Prescott General Partners LLC ("PGP"), an investment adviser registered with the SEC that holds 16.2% of Cimpress' outstanding shares. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the "Prescott Partnerships"). Mr. Vassalluzzo joined the Prescott organization in 1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott's reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and was a certified public accountant. Mr. Vassalluzzo serves on the boards of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products, and World Acceptance Corporation, a personal installment loan company. Mr. Vassalluzzo brings to the Board his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

Our Executive Officers:

Name	Title	Age	Joined Cimpress
Robert S. Keane	Founder, Chief Executive Officer, and Chairman	56	January 1995
Peter Kelly	Executive Vice President and Chief Executive Officer, National Pen	55	December 2016
Sean E. Quinn	Executive Vice President and Chief Financial Officer	40	October 2009
Maarten Wensveen	Executive Vice President and Chief Technology Officer	39	October 2011

ROBERT S. KEANE: Mr. Keane's biography is in the "Our Board of Directors" section above.

PETER KELLY has served as our Executive Vice President and Chief Executive Officer, National Pen since we acquired National Pen in December 2016. Mr. Kelly joined National Pen in July 2006 where he served in various roles, including as European Operations Director from July 2006 to February 2009, Senior Vice President of European Operations from February 2009 until June 2016, and most recently as President and Chief Executive Officer overseeing National Pen's global operations since June 2016.

SEAN E. QUINN has served as our Chief Financial Officer since October 2015 and as Executive Vice President since July 2016. Mr. Quinn previously served as Senior Vice President from October 2015 to July 2016, as Chief Accounting Officer from November 2014 to October 2015, as Vice President, Corporate Finance from January 2014 to October 2015, as Global Controller from April 2012 to November 2014, and in various other financial roles from October 2009 to April 2012. Before joining Cimpress, Mr. Quinn was a certified public accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices.

MAARTEN WENSVEEN has served as our Executive Vice President and Chief Technology Officer since February 2019. Mr. Wensveen previously served as Senior Vice President from January 2017 to February 2019 and Vice President of Technology from February 2015 to January 2017. Mr. Wensveen joined Cimpress in November 2011 when we acquired Albumprinter, and he served in various roles at Albumprinter including IT Manager from December 2006 to June 2012.

There are no family relationships among any of Cimpress' directors and executive officers. No arrangements or understandings exist between any director and any other person pursuant to which such person is to be selected for appointment to the Board of Directors.

PROPOSALS 1 AND 2 - REAPPOINT MEMBERS OF OUR BOARD OF DIRECTORS

The five members of our Board of Directors serve for rotating terms of up to three years. In accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board has adopted resolutions to make binding nominations of the directors listed below for a three-year term ending on the date of our annual general meeting of shareholders in 2022.

•
Robert S. Keane, Executive Director - The Board recommends the reappointment of Mr. Keane as an executive director because of his experience growing Cimpress from inception in 1995 to $2.75 billion of revenue in our 2019 fiscal year, his understanding of the drivers of intrinsic value per share, and his knowledge of Cimpress' customer needs, business model and markets.

•
Scott J. Vassalluzzo, Non-Executive Director - The Board recommends the reappointment of Mr. Vassalluzzo as a non-executive director because of his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

As described in the letter to shareholders at the beginning of this proxy statement, we are currently planning a cross-border merger of Cimpress N.V. into Cimpress plc, a public limited company incorporated under the laws of Ireland that is affiliated with Cimpress N.V., for the purpose of changing our place of incorporation from the Netherlands to Ireland. If the merger is completed, we expect that the members of the board of directors of Cimpress plc will be the same as the members of the Board of Directors of Cimpress N.V. immediately before the merger and that each director will continue to serve the same term after the merger as he or she was serving before the merger, including Messrs. Keane and Vassalluzzo's new terms ending in 2022.

You can find more information about the nominees for the Board of Directors in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS.”

Our Board of Directors recommends that you vote FOR the appointments of both nominees to the Board.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the annual meeting, we are asking our shareholders to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, or CD&A, executive compensation tables, and accompanying narrative disclosures below. This is an advisory vote, meaning that this proposal is not binding on us, but our Compensation Committee values the opinions expressed by our shareholders and will carefully consider the outcome of the shareholder vote when making future compensation decisions for our named executive officers.

As required by Dutch law, we have a shareholder-approved remuneration policy that applies to our Board members, which you can find on the Corporate Governance page of our Investor Relations website ir.cimpress.com, and the compensation of our directors is in accordance with the remuneration policy. This proposal provides, pursuant to Section 2:135(5a) of the Dutch Civil Code, for a discussion regarding the implementation of the remuneration policy for the Board as in effect for fiscal year 2019. The discussion takes place on the basis of the information referred to in Section 2:383c up to and including Section 2:383e of the Dutch Civil Code, as included in the explanatory notes to the financial statements included in our Dutch statutory annual accounts for the fiscal year ended June 30, 2019.

At our annual general meeting in 2017, a majority of our shareholders voted to hold the advisory vote to approve our executive compensation on an annual basis. Therefore, we intend to put forth at each annual general meeting of shareholders an advisory vote on the compensation of our named executive officers for the immediately preceding fiscal year.

Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as described below.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. In determining the compensation of our executive officers, our Compensation Committee begins with an analysis of the competitiveness of our executive compensation program and, as a starting point, seeks to pay our executives total compensation (including base salary and long-term incentive awards) at the 75th percentile of the competitive market for extraordinary performance by Cimpress. The Compensation Committee then applies its own discretion to take into account any other factors it may deem relevant in any given fiscal year, such as general economic conditions, the internal equity of compensation among our executives, each executive’s experience and role, and individual performance. The Committee does not assign specific weights to particular factors but considers them together in determining compensation.

When considering the competitiveness of our executive compensation program for fiscal year 2019, our Compensation Committee took into account the compensation analysis from the prior fiscal year with updates made to published compensation survey data, as well as detailed historical compensation analyses for each executive officer. The Committee did not use a compensation peer group or engage a compensation consultant for fiscal year 2019.

Incentive compensation. In fiscal year 2019, we used the following two long-term incentive, or LTI, compensation vehicles:

1.
Performance share units, or PSUs, granted under our 2016 Performance Equity Plan, or 2016 Plan. Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the compound annual growth rate, or CAGR, of the three-year moving average of the daily closing share price of Cimpress’ ordinary shares, or 3YMA, over a six- to ten-year period.

2.
Cash retention bonus awards for employees other than Robert Keane, who receives 100% of his LTI compensation in the form of PSUs. These bonus awards are focused on retention and pay the employee a fixed amount in equal payments over several years (typically four years) so long as Cimpress continues to employ the recipient.

Pay for performance. Cimpress' uppermost financial objective is to maximize our intrinsic value per share, or IVPS. We define IVPS as (a) the unlevered free cash flow per diluted share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per diluted share. We define unlevered free cash flow as free cash flow plus cash interest expense related to borrowing. Extending our history of success into the next decade and beyond in line with this top-level objective is important to us, and we have designed our compensation program to encourage our executives and employees to manage to a long-term time horizon and to forgo short-term actions and metrics except to the extent those short-term actions and metrics support our long-term goals. We believe that the 3YMA CAGR over a six- to ten-year period is a proxy for the change in our IVPS over the same time frame. Accordingly, the PSUs we granted to our executives and employees in fiscal year 2019 are based on Cimpress' performance over a period of six to ten years, and the earliest that Cimpress may issue shares under a PSU award, and therefore the earliest that executives and employees could receive any value from the PSUs, is six years from grant (unless there is an earlier change in control), and only if Cimpress' 3YMA meets or exceeds our CAGR targets.

The total compensation package for our executive officers is weighted heavily toward compensation based on Cimpress' long-term performance. For example, beginning in the second half of fiscal year 2019, our Chief Executive Officer receives all of his compensation, including base salary and Board retainer fees, in the form of PSUs, other than $455 per week paid in cash which is the minimum weekly salary for exempt employees under the U.S. Fair Labor Standards Act. With this change, 89% of the total compensation granted to our Chief Executive Officer for fiscal year 2019 was at risk through our LTI program.

Our Compensation Committee takes into account shareholder feedback when designing our executive compensation program, which has received more than 96% approval from our shareholders at each of our last six annual general meetings of shareholders. The Compensation Committee intends to continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

Compensation Components for Executives

For fiscal year 2019, the principal elements of our compensation program for our executive officers included:
Under our pay-for-performance philosophy, the compensation of our executives and other employees at higher levels in the organization is more heavily weighted toward variable compensation based on our performance, and base salary generally accounts for a smaller portion of these employees’ total compensation packages. The percentiles of competitive market data that we use to evaluate the compensation of our named executive officers are designed to ensure that our executive officers will receive total compensation significantly below the median if Cimpress does not perform well and significantly above the median for Cimpress' extraordinary performance. In accordance with this philosophy, the Compensation Committee initially allocates the compensation of our executive officers within the percentiles listed below, and then may use its discretion to adjust each executive officer’s compensation to reflect other factors such as general economic conditions, the internal equity of compensation among our executives, and the executive’s experience, role, and individual performance.

•	Base salary at the 50th percentile of competitive market data

•	Total compensation (base salary plus LTI awards) at the 75th percentile of competitive market data

Base Salary

For fiscal year 2019, the Compensation Committee did not make any changes to the base salaries of our then-current executive officers from their fiscal year 2018 levels. After considering the internal equity among executives, executive's experience and role, and individual performance, the Committee decided to maintain executive officers' base salaries at the same levels as the previous year because the salaries were already competitive versus the market.

Although the amount of Mr. Keane's salary did not change from fiscal year 2018 to fiscal year 2019, Mr. Keane and the Compensation Committee decided that his base salary would be paid in PSUs instead of cash beginning in the second half of fiscal year 2019, other than $455 per week paid in cash which is the minimum weekly salary for exempt employees under the U.S. Fair Labor Standards Act. The reason for this change was to tie Mr. Keane's compensation as fully as possible to Cimpress' long-term performance.

Long-Term Incentive Program

Our LTI program is designed to focus our executives and employees on long-term performance and value creation for the company and our shareholders.

Performance Share Units (PSUs) under our 2016 Plan

Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the 3YMA CAGR over a period determined by the Board, which for PSUs granted during fiscal year 2019 was six to ten years. We refer to the issuance of Cimpress ordinary shares pursuant to a PSU upon satisfaction of both conditions as the Performance Dependent Issuance.

First condition to a Performance Dependent Issuance: Service-based Vesting
PSUs granted to employees generally vest 25% per year over four years so long as the employee remains employed by Cimpress. However, service-based vesting is not sufficient for payout; PSU service-based vesting events are the dates after which the participant gains the future right to a Performance Dependent Issuance with respect to their then-vested PSUs, subject to achievement of the relevant performance conditions.

If a participant resigns or is terminated other than for cause, they retain all PSUs that have satisfied the service-based vesting condition as of their resignation or termination date. If Cimpress achieves the performance thresholds described below, the former participant would receive Cimpress ordinary shares upon settlement of the PSUs, even though they no longer have an employment, director, or other service relationship with Cimpress.

Second condition to a Performance Dependent Issuance: 3YMA Performance
For each PSU award, we calculate a baseline 3YMA as of a specified date at the time of grant for two purposes: to establish the number of units to be granted and to establish the baseline for future performance measurement. Beginning on the sixth anniversary of this baseline measurement date, and on each anniversary thereafter through year nine, we will calculate the 3YMA as of such date. On the first of these measurement dates that the 3YMA equals or exceeds a CAGR of 11%, the 3YMA performance condition would be satisfied, and we would issue to the participant the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier set forth in Table 1 below.

TABLE 1:

3YMA CAGR	Multiplier to the number of PSUs subject to the award
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
Above 25.8925%	Variable Cap (defined below)

If the 3YMA has not reached at least 11% on any of the sixth through ninth anniversaries of the baseline measurement date for the PSU award and thus a Performance Dependent Issuance has not yet occurred, then the threshold CAGR level for 3YMA performance at the tenth anniversary of the baseline measurement date is lowered to a 7% CAGR for participants other than Robert Keane and the other members of our Board of Directors. If the 3YMA performance meets or exceeds a 7% CAGR on the tenth anniversary, recipients other than Mr. Keane and the other Board members would still receive Cimpress ordinary shares, but at a significantly declining multiple, as set forth in Table 2 below. Table 2 does not apply to PSUs granted to Mr. Keane or other members of the Board, and we will use Table 1 for all measurement dates for PSUs granted to Mr. Keane and the other Board members.

TABLE 2:

3YMA CAGR	Multiplier to the number of PSUs subject to the award
11% & higher	Same as Table 1 above
10 to 10.99%	112.5%
9 to 9.99%	100.0%
8 to 8.99%	87.5%
7 to 7.99%	75.0%
Less than 7%	0%

If none of the 3YMA CAGR performance goals are achieved by the tenth anniversary of the baseline measurement date for the PSU award, then the PSU award would be terminated and no Cimpress ordinary shares would be issued with respect to the award.

The 2016 Plan limits the 3YMA value of the share issuance (defined as the number of Cimpress ordinary shares to be issued multiplied by the 3YMA at the measurement date on which the Performance Dependent Issuance is triggered) to a maximum of ten times the 3YMA grant value of the PSU award (defined as the number of PSUs granted multiplied by the baseline 3YMA used for the initial grant). Therefore, in cases of a 3YMA CAGR above 25.8925%, a "Variable Cap," which is less than 250.0%, will be applied in order to achieve the fixed ten times maximum 3YMA value of the share issuance.

The actual closing price of the Cimpress shares issued upon the Performance Dependent Issuance may be higher or lower than the 3YMA used to calculate the number of shares issued at such time.

Cash Retention Bonuses

Cash retention bonuses pay the employee a fixed amount in equal payments over several years (typically four years) so long as Cimpress continues to employ the recipient. Since PSU awards are more risky than cash retention bonuses, we allow many of our executive officers and employees, other than our Chief Executive Officer, to choose the levels of risk and reward they wish to undertake by choosing the percentage of their LTI compensation that will be allocated to cash retention bonuses and PSU awards, subject to a minimum threshold based on the employee's level that must be allocated to PSUs. This approach recognizes that different employees have a broad spectrum of personal circumstances and attitudes regarding the trade off between risk and reward.

The following table shows the amount of the annual LTI award received by each of our executive officers for fiscal year 2019, the minimum percentage that we require them to allocate to PSUs, and the actual percentage that each executive allocated to PSUs. Cornelis Arends did not receive an LTI award for fiscal year 2019 in line with the terms of his employment agreement.

Executive Officer	LTI award value FY2019	Minimum percentage of LTI award value required to be allocated to PSUs	Actual percentage of LTI award value allocated to PSUs (per each executive’s election)
Robert Keane(1)	$6,037,500	100%	100%
Peter Kelly(2)	$1,000,000	60%	60%
Donald LeBlanc(3)	$1,265,000	60%	75%
Sean Quinn	$2,070,000	60%	75%
Maarten Wensveen(2)	$300,000	50%	100%
Katryn Blake(3)	$2,300,000	60%	60%

(1) Mr. Keane is not eligible to make an election and receives 100% of his LTI awards in the form of PSUs. The number of PSUs he may receive in any fiscal year is capped at a maximum of 75,000.

(2) Messrs. Kelly and Wensveen were appointed as executive officers during fiscal year 2019 and were not yet executive officers when their LTI awards were granted. At the time Mr. Wensveen received his LTI award, he was a Senior Vice President, which level has a lower minimum percentage required to be allocated to PSUs.

(3) Ms. Blake left Cimpress in March 2019, and Mr. LeBlanc left Cimpress in August 2019.

Legacy Long-Term Cash Incentive Awards and Restricted Share Units

Donald LeBlanc, Sean Quinn, and Maarten Wensveen became executive officers within the last four fiscal years, and in fiscal year 2016, before their promotions, they received four-year cash incentive awards under our long-term incentive program for non-executive employees. Each of these long-term cash incentive awards had a performance cycle of four fiscal years, and each employee was eligible to receive 25% of their total award for each fiscal year in the performance cycle based on Cimpress' achievement of specified goals. Because Cimpress did not meet its unlevered free cash flow target for fiscal year 2019, as calculated in accordance with the long-term incentive program, there was no payout on the awards, and all of the long-term cash incentive awards expired.

In addition, for fiscal years 2016 and before, we granted restricted share units, or RSUs, to our employees to help align employees' interests with the long-term interests of both the company and our shareholders. The RSUs also served as a retention tool, as the RSUs vest over four years only if the employee continues to be employed by us on each vesting date. Ms. Blake and Messrs. LeBlanc, Quinn, and Wensveen hold, or held, RSUs that were granted to them before fiscal year 2017 and that continued to vest during fiscal year 2019.

Benefit Programs

The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits, and therefore our executive officers are eligible for the same health and welfare benefits, including medical, dental, vision, and disability plans, group life and accidental death and disability insurance and other benefit plans, as those offered to other employees in their location.

U.S.-based employees may participate in a 401(k) plan that provides a company match of up to 50% on the first 6% of the participant’s eligible compensation that is contributed, subject to certain limits under the United States Internal Revenue Code of 1986, or US Tax Code, with company matching contributions vesting over a four-year period. We also provide customary pension plans to our European employees.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location, although we do pay for a driver so that Mr. Keane can work during his commute. We also from time to time enter into arrangements with some of our named executive officers to reimburse them for living and relocation expenses and tax preparation fees and associated tax gross-ups relating to their work outside of their home countries. You can find more information about these arrangements in the Summary Compensation Table of this proxy statement.

Executive Retention and Other Agreements

We have entered into executive retention agreements with all of our executive officers other than Mr. Arends, whose employment agreement with Cimpress (described below) does not include any severance or change in control provisions. Under the executive retention agreements, if we terminate an executive officer’s employment other than for cause, death, or disability (each as defined in the agreements) or the executive terminates his or her employment for good reason (as defined in the agreements) before a change in control of Cimpress or within one year after a change in control (as defined in the agreements), then the executive is entitled to receive:

•
A lump sum severance payment equal to two years’ salary and annual bonus, in the case of Mr. Keane, or one year’s salary and annual bonus, in the case of the other executive officers, excluding Mr. Arends. Because we no longer grant annual bonuses to our executives and employees, this amount would include only salary.

•
With respect to any outstanding annual cash incentive award under any cash incentive plan, a pro rata portion, based on the number of days from the beginning of the then current fiscal year until the date of termination, of his or her target incentive for the fiscal year multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the fiscal year, this pro rata portion is capped at the actual amount of annual cash incentive that the executive would have received had he or she remained employed by Cimpress through the end of the fiscal year. Because we no longer grant annual cash incentive awards to our executives and employees, this amount would be zero.

•
With respect to any outstanding multi-year cash incentive award under any cash incentive plan, a pro rata portion, based on the number of days from the beginning of the then current performance period until the date of termination, of his or her mid-range target incentive for the then current performance period multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the applicable performance period, this pro rata portion is capped at the actual amount of cash incentive for the performance period that the executive would have received had he or she remained employed by Cimpress through the end of the performance period.

•
The continuation of all other employment-related health and welfare benefits for up to two years after the termination in the case of Mr. Keane, or up to one year after the termination in the case of our other executive officers.

Both the executive retention agreements and our 2016 Plan have change in control provisions. The executive retention agreements provide that, upon a change in control of Cimpress, all equity awards (other than PSUs and supplemental PSUs granted under the 2016 Plan) granted to each executive officer will accelerate and become fully vested; each executive’s multi-year cash incentive awards under our cash incentive plan will accelerate such that the executive will receive the mid-range target bonus for the then current performance period and each performance period after the change in control; and each executive will receive a pro rata portion, based on the number of days in the fiscal year before the change in control, of his or her target annual cash incentive award for that fiscal year. In addition, if after a change in control Cimpress' successor terminates the executive's employment without cause, or the executive terminates his or her employment for good reason, then each of the executive’s share options remains exercisable until the earlier of one year after termination or the original expiration date of the award.

The 2016 Plan provides that, upon a change in control, all PSUs that have satisfied the applicable service-based vesting conditions will be settled for Cimpress ordinary shares in accordance with the plan if the actual price paid per share to holders of Cimpress' securities in connection with the change in control equals or exceeds the CAGR performance goals set forth in the plan.

Our Compensation Committee decided that we would no longer include any excise tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012, and accordingly, the only current executive officer who has an excise tax gross-up provision in his agreement is Mr. Keane. If Mr. Keane is required to pay any excise tax pursuant to Section 4999 of the US Tax Code as a result of compensation payments made to him, or benefits he obtained (including the acceleration of equity awards), in connection with a change in ownership or control of Cimpress, we are required to pay him an amount, referred to as a gross-up payment, equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing Mr. Keane's compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 4999 of the US Tax Code, then Cimpress has the right to reduce the payment by up to $50,000 to avoid triggering the excise tax and thus avoid providing gross-up payments to Mr. Keane.

The following table sets forth information on the potential payments to our named executive officers upon their termination or a change in control of Cimpress, assuming that a termination or change in control took place on June 30, 2019.

Name		Cash Payment ($)(1)	Accelerated Vesting of Share Options ($)(2)	Accelerated Vesting of RSUs and PSUs ($)(3)	Benefits ($)(4)	Tax Gross-Up Payment ($)(5)	Total ($)
Robert S. Keane
•	Termination Without Cause or With Good Reason	3,360,000	—	—	56,088	—	3,416,088
•	Change in Control	—	—	12,498,011	—	—	12,498,011
•	Change in Control w/ Termination Without Cause or With Good Reason	3,360,000	—	12,498,011	56,088	—	15,914,099

Peter Kelly
•	Termination Without Cause or With Good Reason	745,000	—	—	8,962	—	753,962
•	Change in Control	—	—	1,774,991	—	—	1,774,991
•	Change in Control w/ Termination Without Cause or With Good Reason	745,000	—	1,774,991	8,962	—	2,528,953

Donald LeBlanc(6)
•	Termination Without Cause or With Good Reason	705,000	—	—	26,951	—	731,951
•	Change in Control	—	4,661	3,398,377	—	—	3,403,038
•	Change in Control w/ Termination Without Cause or With Good Reason	705,000	4,661	3,398,377	26,951	—	4,134,989

Sean E. Quinn
•	Termination Without Cause or With Good Reason	770,000	—	—	21,098	—	791,098
•	Change in Control	—	—	4,360,993	—	—	4,360,993
•	Change in Control w/ Termination Without Cause or With Good Reason	770,000	—	4,360,993	21,098	—	5,152,091

Maarten Wensveen
•	Termination Without Cause or With Good Reason	600,000	—	—	28,044	—	628,044
•	Change in Control	—	—	2,258,707	—	—	2,258,707
•	Change in Control w/ Termination Without Cause or With Good Reason	600,000	—	2,258,707	28,044	—	2,886,751

Katryn S. Blake(7)
•	Termination Without Cause	1,370,385	75,586	73,929	37,128	—	1,557,028

Cornelis David Arends(8)
•	Termination Without Cause or With Good Reason	—	—	—	—	—	—
•	Change in Control	—	—	528,071	—	—	528,071
•	Change in Control w/ Termination Without Cause or With Good Reason	—	—	528,071	—	—	528,071

_____________

(1)	Amounts in this column for Termination Without Cause or With Good Reason represent severance amounts payable under the executive retention agreements.

(2)
Amounts in this column represent the value of unvested, in-the-money share options that would vest upon the triggering event described in the first column. For named executive officers other than Ms. Blake, the value of share options is based on the difference between the exercise price of the options and $90.89 per share, which was the closing price of our ordinary shares on Nasdaq on June 28, 2019, the last trading day of our 2019 fiscal year. For Ms. Blake, the value of share options is based on the difference between the exercise price of the options and $82.51 per share, which was the closing price of our ordinary shares on Nasdaq on March 1, 2019, her last date of employment with Cimpress.

(3)
For named executive officers other than Ms. Blake, amounts in this column represent the value, based on $90.89 per share, which was the closing price of our ordinary shares on Nasdaq on June 28, 2019, the last trading day of our 2019 fiscal year, of (1) unvested RSUs that would vest and (2) shares that would be issued pursuant to vested PSUs upon the triggering event described in the first column. For PSUs, we assumed the price paid per share to holders of Cimpress' shares in connection with the change in control would represent an 11% CAGR over the baseline 3YMA of the PSUs, which is the target performance goal in the 2016 Plan. For Ms. Blake, amounts in this column represent the value of accelerated RSUs, based on $82.51 per share, which was the closing price of our ordinary shares on Nasdaq on March 1, 2019, her last date of employment with Cimpress.

(4)
For named executive officers other than Ms. Blake, amounts reported in this column represent the estimated cost of providing employment related benefits (such as insurance for medical, dental, and vision) during the period the named executive officer is eligible to receive those benefits under the executive retention agreements, which is two years for Mr. Keane and one year for Messrs. Kelly, LeBlanc, Quinn and Wensveen. For Ms. Blake, the amount in this column represents the maximum amount of COBRA premiums for benefits continuation coverage and payment of her attorneys' fees in connection with the termination of her employment and the negotiation of her separation agreement.

(5)	Amounts in this column are estimates based on a number of assumptions and do not necessarily reflect the actual amount of a tax gross-up payment that Mr. Keane would receive.

(6)	Mr. LeBlanc left Cimpress in August 2019.

(7)
Ms. Blake left Cimpress in March 2019, and the amounts in this table represent the actual amounts paid to her and the actual acceleration of her equity awards in connection with her termination pursuant to the terms of her separation agreement, which is described below. In addition to the amounts in the table, she also received acceleration of the service-based vesting condition of 14,170 PSUs and 4,813 supplemental performance share units; however, there is no change to the performance conditions or timing of share issuance (if any) of these awards.

(8)
Mr. Arends' employment agreement with Cimpress (described below) does not provide for any cash payment upon termination or change in control. Mr. Arends ceased to be an executive officer in January 2019 but remains an employee of Cimpress.

Ms. Blake entered into a separation agreement Cimpress USA Incorporated, a subsidiary of Cimpress N.V., dated January 30, 2019 that provided for compensation and benefits to Ms. Blake as follows:

•	A severance payment of $850,000, which equals 12 months of base salary

•
Payment of 100% of the COBRA premium incurred by Ms. Blake until the earlier of August 31, 2020 or the date on which Ms. Blake obtains new employment and becomes eligible to participate in her new employer's group healthcare plan or is no longer eligible for COBRA

•	A payment of $430,000, which is the aggregate amount of cash retention bonuses that would be payable if Ms. Blake had remained a Cimpress employee through June 30, 2019

•	Acceleration of the vesting of 896 restricted share units

•	Acceleration of the vesting of 2,325 shares subject to Ms. Blake's share option award

•	Extension of Ms. Blake's deadline to exercise her share option award to December 31, 2019

•
Acceleration of the service-based vesting condition of 14,170 performance share units and 4,813 supplemental performance share units; however, there is no change to the performance conditions or timing of share issuance (if any) of these awards

•	A lump-sum payment of $90,385

•	Payment of Ms. Blake's attorneys’ fees in connection with the termination of her employment with Cimpress and the negotiation of her separation agreement, up to a maximum of $10,000

The separation agreement also contains customary releases and waivers of claims by Ms. Blake.

Mr. Arends has an employment agreement with Cimpress N.V. dated December 20, 2018 that provides for Mr. Arends to work on a 50% part-time basis until September 30, 2022, after which his work time will reduce to zero hours per week. Under the employment agreement, Cimpress agreed to pay Mr. Arends an annual base salary of €2,250,000 proportionally reduced based on his working time (i.e., 50% of that amount until September 30, 2022 and 0% thereafter), as well as a pension allowance equal to the voluntary pension contributions Cimpress would otherwise pay on an annual basis under the pension scheme applicable to Mr. Arends. In addition, Cimpress agreed to bear the cost of a fully furnished and serviced accommodation in Paris, France for Mr. Arends' use throughout his employment, subject to a cap of €15,000 per month.

The Role of Company Executives in the Compensation Process

Although the Compensation Committee manages and makes decisions about the compensation process, the Committee also takes into account the views of our Chief Executive Officer, who makes initial recommendations with respect to the compensation of executive officers other than himself. Other employees of Cimpress also participate in the preparation of materials presented to or requested by the Compensation Committee for use and consideration at Compensation Committee meetings.

Share Ownership Guidelines

We have share ownership guidelines for all of our executive officers and members of our Board of Directors. The guidelines require our executive officers and directors to hold Cimpress equity, including ordinary shares they hold directly or indirectly, unvested RSUs, vested and unvested PSUs, and vested, unexercised, in-the-money share options, with a value, based on the two-year trailing average of the closing prices of Cimpress' ordinary shares on Nasdaq, equal to or greater than a multiple of the executive officer’s annual base salary or the director's annual retainer, as follows:

•	Chief Executive Officer: 5 times annual base salary

•	Other executive officers: 3 times annual base salary

•	Board of Directors: 3 times Board annual cash retainer

We give each executive officer and Board member four years from his or her initial appointment as a Cimpress officer or director to comply with the share ownership guidelines. As of June 30, 2019, all executive officers and directors had satisfied their ownership guideline requirement.

Tax Deductibility of Certain Awards

Changes to the United States tax laws in 2017 eliminated the tax deduction pursuant to Section 162(m) of the U.S. Internal Revenue Code for performance-based compensation paid after January 1, 2018 to named executive officers under arrangements entered into or materially modified on or after November 2, 2017. Although our Compensation Committee previously considered the impact of Section 162(m) when administering Cimpress' compensation plans, it did not make decisions regarding executive compensation based solely on the expected tax treatment of such compensation. We do not expect the elimination of the deduction to have a material effect on Cimpress or our compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the
Board of Directors
Scott J. Vassalluzzo, Chair
Sophie A. Gasperment
Zachary S. Sternberg

SUMMARY COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned in each of the last three fiscal years by:

(i) our principal executive officer,

(ii) our principal financial officer,

(iii) our other three executive officers as of June 30, 2019, and

(iv) two former executive officers who served in that role during a portion of fiscal year 2019.

Throughout this proxy statement, we refer to the individuals listed in (i) through (iv) above as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Share Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Robert S. Keane	2019	863,628(4)	—	11,369,327	—	47,965(5)	12,280,920
Chairman and	2018	1,677,243	—	6,784,477	—	1,961	8,463,681
Chief Executive Officer	2017	1,619,804	—	9,248,693	—	3,260	10,871,757

Peter Kelly(6)	2019	745,000	387,615	1,096,224	—	8,950(7)	2,237,789
Executive Vice President and Chief Executive Officer, National Pen

Donald LeBlanc(8)	2019	705,000	79,063	1,733,358	—	8,364(7)	2,525,785
Executive Vice President	2018	707,596	—	2,946,442	212,528	8,341	3,874,907
and President, Vistaprint Corporate Solutions	2017	677,596	—	2,006,214	142,500	7,975	2,834,285

Sean E. Quinn	2019	769,774	354,375	2,836,524	—	7,620(7)	3,968,293
Executive Vice President	2018	772,919	225,000	3,615,997	55,419	6,363	4,675,698
and Chief Financial Officer	2017	702,692	112,500	2,462,142	29,875	11,619	3,318,828

Maarten Wensveen(6)	2019	501,923	—	548,018	—	35,991(9)	1,085,932
Executive Vice President and Chief Technology Officer

Katryn S. Blake(8)	2019	572,019	—	2,521,334	—	1,651,186(10)	4,744,539
Former Executive Vice	2018	853,019	200,000	3,214,220	—	1,403,574	5,670,813
President and Chief Executive Officer, Vistaprint	2017	803,019	—	3,647,557	—	412,525	4,863,101

Cornelis David Arends(11)	2019	1,512,436	—	—	—	359,139(12)	1,871,575
Former Executive Vice	2018	1,894,035	—	1,229,128	—	737,100	3,860,263
President and President, Upload and Print	2017	1,964,743	—	—	—	706,765	2,671,508

_____________

(1)
The amounts reported in this column for executive officers other than Mr. Kelly represent the payment of cash retention bonuses. For Mr. Kelly, $340,000 of this amount represents the payment of cash retention bonuses, and $47,615 represents the payment of a transaction bonus relating to Cimpress' acquisition of National Pen in December 2016.

(2)
The amounts reported in this column represent a dollar amount equal to the grant date fair value of the share awards as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

(3)	The amounts reported in this column represent the payment of the component of each officer’s legacy long-term cash incentive award that is attributable to that fiscal year.

(4)
Beginning in the second half of fiscal year 2019, Mr. Keane receives all of his compensation, including base salary and Board retainer fees, in the form of PSUs, other than $455 per week paid in cash which is the minimum weekly salary for exempt employees under the U.S. Fair Labor Standards Act.

(5)
$46,328 of this amount represents reimbursement of commuting expenses, $1,532 of this amount represents payments of tax preparation fees, and $105 represents tax-gross up amounts associated with the tax preparation fees and travel expenses.

(6)	Mr. Kelly was appointed as an executive officer in November 2018, and Mr. Wensveen was appointed as an executive officer in January 2019.

(7)	This amount represents our matching contributions under our 401(k) deferred savings retirement plans.

(8)	Ms. Blake left Cimpress in March 2019, and Mr. LeBlanc left Cimpress in August 2019.

(9)	This amount represents a living allowance paid to Mr. Wensveen during his long-term assignment to Switzerland.

(10)
$1,370,385 of this amount represents severance payments, $265,406 of this amount represents tax payments relating to Ms. Blake's expatriate payments for her assignment in Paris that ended in 2016, $7,075 represents tax gross-up amounts associated with the tax payments, and $8,320 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings plan.

(11)
Mr. Arends ceased to be an executive officer in January 2019 but remains an employee of Cimpress. These amounts relating to Mr. Arends' compensation were paid in Euros. For purposes of this table, we converted these payments from Euros to U.S. dollars at a currency exchange rate of 1.1689 based on the average currency exchange rate for the fiscal year ended June 30, 2019.

(12)
$250,000 of this amount represents a mobility premium, $52,497 of this amount represents rent contribution for Mr. Arends' housing, and $8,511 of this amount represents health insurance contributions, all of which amounts were paid under Mr. Arends' long term international assignment agreement that expired in December 2018. $14,055 of this amount represents pension contributions.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2019

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2019. Cornelis Arends did not receive any plan-based awards during the fiscal year ended June 30, 2019.

		Estimated Future Payouts			Grant Date Fair Value of Share Awards
		Under Equity Incentive Plan Awards(1)
		Threshold	Target	Maximum
Name	Grant Date	(#)	(#)(2)	(#)(3)	($)(4)
Robert S. Keane	8/15/2018(5)	—	73,498	146,997	10,720,904
	2/15/2019(6)	—	8,895	17,790	536,034
	2/15/2019(7)	—	1,428	2,857	86,100
	2/15/2019(8)	—	436	872	26,289

Peter Kelly	8/15/2018(5)	—	7,303	14,607	1,096,224

Donald LeBlanc(9)	8/15/2018(5)	—	11,548	23,097	1,733,358

Sean E. Quinn	8/15/2018(5)	—	18,898	37,797	2,836,524

Maarten Wensveen	8/15/2018(5)	—	3,651	7,302	548,018

Katryn S. Blake(9)	8/15/2018(5)	—	16,798	33,597	2,521,334

_____________

(1)
These columns represent PSUs granted under our 2016 Plan. Each PSU represents a right to receive between 0 and 2.5 Cimpress ordinary shares upon the satisfaction of (A) service-based vesting, and (B) performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares.

(2)
These amounts represent the number of Cimpress ordinary shares issuable to each named executive officer six to ten years after the grant date if the following conditions are achieved: (1) The named executive officer fully satisfies the service-based vesting condition described in footnote 5, 6, 7 or 8, as applicable, and (2) the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date.

(3)
These amounts represent the number of Cimpress ordinary shares issuable to each named executive officer six to ten years after the grant date if the following conditions are achieved: (1) The named executive officer fully satisfies the service-based vesting condition described in footnote 5, 6, 7 or 8, as applicable, and (2) the 3YMA CAGR is 20% to 25.8925% on any of the sixth through tenth anniversaries of the grant date.

(4)
The amounts reported in this column represent the grant date fair value for the PSU awards computed in accordance with FASB ASC Topic 718 assuming the probable outcome of the performance conditions. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019. The value of the PSUs granted in fiscal year 2019 assuming the maximum achievement of the performance conditions, which we estimated by multiplying the maximum number of shares issuable pursuant to each PSU award by the closing price of our ordinary shares on Nasdaq on the applicable grant date, is $22,557,681 in the aggregate for all of Mr. Keane's PSU awards, $2,065,430 for Mr. Kelly, $3,265,916 for Mr. LeBlanc, $5,344,496 for Mr. Quinn, $1,032,503 for Mr. Wensveen, and $4,750,616 for Ms. Blake.

(5)
The service-based vesting condition of the PSUs reported in this row is that 25% of the original number of PSUs vest on June 30 of each of 2020 through 2023 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date.

(6)
This PSU award was granted to Mr. Keane in lieu of the cash base salary he would have received as Chief Executive Officer in the second half of fiscal year 2019. The service-based vesting condition of this PSU award is that 50% of the original number of PSUs vest on March 31, 2019 and the remaining 50% vest on June 30, 2019 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date.

(7)
This PSU award was granted to Mr. Keane in line with the annual PSU awards granted to members of our Board of Directors. The service-based vesting condition of this PSU award is that 25% of the original number of PSUs vest on November 12 of each of 2019 through 2022, so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date.

(8)
This PSU award was granted to Mr. Keane in lieu of the Irish-sourced Board fees he would have received as an executive director in the second half of fiscal year 2019. The service-based vesting condition of this PSU award is that 100% of the PSUs vest on June 30, 2019 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date.

(9)	Ms. Blake left Cimpress in March 2019, and Mr. LeBlanc left Cimpress in August 2019.

Outstanding Equity Awards at June 30, 2019

The following table contains information about unexercised share options, unvested RSUs, and unearned PSUs as of June 30, 2019 for each of our named executive officers.

	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration	Number of Share Units That Have Not Vested	Market Value of Share Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares	Equity Incentive Plan Awards: Market Value of Unearned Shares

Name	(#) Exercisable	(#) Unexercisable	($)(1)	Date	(#)(2)	($)(3)	(#)(4)	($)(5)
Robert S. Keane(6)	96,800	—	47.91	5/6/2020
	105,240	—	54.02	5/5/2021
	1,224,462(7)	—	50.00(7)	5/4/2020(7)
					N/A	N/A	93,750(8)	8,520,938
							78,970(9)	7,177,583
							73,498(10)	6,680,233
							8,895(11)	808,467
							1,428(12)	129,791
							436(13)	39,628

Peter Kelly	—	—	N/A	N/A	N/A	N/A	19,757(14)	1,795,714
							3,610(9)	328,113
							9,025(15)	820,282
							7,303(10)	663,770

Donald LeBlanc	—	114(7)	50.00(7)	8/15/2020(7)
					346	31,448	19,801(8)	1,799,713
							16,546(9)	1,503,866
							16,546(15)	1,503,866
							11,548(10)	1,049,598

Sean E. Quinn	—	—	N/A	N/A	1,338	121,611	24,301(8)	2,208,718
							20,306(9)	1,845,612
							20,306(15)	1,845,612
							18,898(10)	1,717,639

Maarten Wensveen	—	—	N/A	N/A	100	9,089	14,400(8)	1,308,816
							6,016(9)	546,794
							15,041(15)	1,367,076
							3,651(10)	331,839

Katryn S. Blake	—	—	N/A	N/A	N/A	N/A	27,001(8)	2,454,121
							9,025(9)	820,282
							12,033(15)	1,093,679
							4,200(10)	381,738

Cornelis David Arends	—	—	N/A	N/A	N/A	N/A	7,746(15)	704,034

__________

(1)
Except as set forth in footnote 7 below, each share option has an exercise price equal to the fair market value of our ordinary shares on the date of grant and is fully exercisable as of June 30, 2019. Except as set forth in footnote 7, each share option expires 10 years after the date on which it was granted.

(2)
This column represents RSUs. So long as the named executive officer continues to be employed with us, each RSU award vests, and the vested shares are issued to the named executive officer, over a period of four years: 25% of the shares subject to the award after one year and 6.25% per quarter thereafter.

(3)
The market value of the unvested RSUs is determined by multiplying the number of RSUs by $90.89 per share, which was the closing price of our ordinary shares on Nasdaq on June 28, 2019, the last trading day of our 2019 fiscal year.

(4)
This column represents the number of Cimpress ordinary shares that would be issuable under outstanding PSUs if the following conditions are achieved: (A) The service-based vesting condition described in footnotes 8 through 15, as applicable, is fully satisfied, (B) the 3YMA CAGR is 11% to 11.99% on a measurement date six to ten years after grant, and (C) for the supplemental PSU awards described in footnote 15 only, Cimpress achieves the cumulative unlevered free cash flow goal over the period from July 1, 2017 through June 30, 2020, as set by the Compensation Committee.

(5)
The market value of the unearned PSUs is determined by multiplying the number of shares that would be issuable if the conditions described in footnote 4 were achieved by $90.89 per share, which was the closing price of our ordinary shares on Nasdaq on June 28, 2019, the last trading day of our 2019 fiscal year.

(6)	Mr. Keane’s share option awards are held by entities wholly owned by irrevocable discretionary trusts established for the benefit for Mr. Keane or members of his immediate family (the Trusts).

(7)
These awards are premium-priced share options with an exercise price that is significantly higher than the closing price of Cimpress' ordinary shares on Nasdaq on the grant dates. The Compensation Committee chose this exercise price in part because it is higher than the highest of the three-, six-, and twelve-month trailing averages of Cimpress' share price on Nasdaq as of the July 28, 2011 public announcement of our growth strategy. The premium-priced share options vest over seven years and have an eight-year term. Mr. Keane may not exercise his premium-priced options unless our share price on Nasdaq is at least $75.00 on the exercise date.

(8)
The service-based vesting condition for these PSUs held by named executive officers other than Ms. Blake, who left Cimpress in March 2019 and no longer holds unvested PSUs, is that 25% of the original number of PSUs vest on June 30 of each of 2017 through 2020 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2022 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(9)
The service-based vesting condition for these PSUs held by named executive officers other than Ms. Blake, who left Cimpress in March 2019 and no longer holds unvested PSUs, is that 25% of the original number of PSUs vest on June 30 of each of 2018 through 2021 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2023 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(10)
The service-based vesting condition for these PSUs held by named executive officers other than Ms. Blake, who left Cimpress in March 2019 and no longer holds unvested PSUs, is that 25% of the original number of PSUs vest on June 30 of each of 2019 through 2022 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2024 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(11)
The service-based vesting condition for these PSUs is that 50% of the original number of PSUs vest on March 31, 2019 and the remaining 50% vest on June 30, 2019 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(12)
The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on November 12 of each of 2019 through 2022 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(13)
The service-based vesting condition for these PSUs is that 100% of the PSUs vest on June 30, 2019 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(14)
The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on January 2 of each of 2018 through 2021 so long as Mr. Kelly continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2023 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(15)
The service-based vesting condition of these supplemental PSUs granted to Messrs. Kelly, LeBlanc, Quinn, and Wensveen is that 1/3 of the original number of PSUs vest on June 30 of each of 2018 through 2020 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. Ms. Blake left Cimpress in March 2019 and no longer holds unvested PSUs. The service-based vesting condition of these supplemental PSUs granted to Mr. Arends is that 50% of the original number of PSUs vested on June 30, 2018 and 25% vest on June 30 of each of 2019 and 2020 so long as Mr. Arends continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the supplemental PSUs are not earned, and no shares are issuable pursuant to the supplemental PSUs, until August 15, 2023 at the earliest (unless there is an earlier change in control) and only if (1) Cimpress' cumulative consolidated unlevered free cash flow over the period from July 1, 2017 through June 30, 2020 equals or exceeds the goal set by the Compensation Committee and (2) the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

Option Exercises and Shares Vested in the Fiscal Year Ended June 30, 2019

The following table contains information about option exercises and vesting of RSUs on an aggregated basis during fiscal year 2019 for each of our named executive officers.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Robert S. Keane	146,028	8,005,255	—	—
Peter Kelly	—	—	—	—
Donald LeBlanc	3,621	137,939	1,879	218,811
Sean E. Quinn	—	—	3,556	400,062
Maarten Wensveen	—	—	452	50,379
Katryn S. Blake	9,297	377,250	3,583	380,885
Cornelis David Arends	—	—	—	—
_____________

(1)
Represents the net amount realized from all option exercises during fiscal year 2019. In cases involving an exercise and immediate sale, the value was calculated on the basis of the actual sale price. In cases involving an exercise without immediate sale, the value was calculated on the basis of our closing sale price of our ordinary shares on Nasdaq on the date of exercise.

(2)	The value realized on vesting of RSUs is determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vesting date.

CEO Pay Ratio

Mr. Keane's fiscal year 2019 annual total compensation was $12,280,920, as reported in the Summary Compensation Table above, and the fiscal year 2019 annual total compensation of our median compensated employee other than Mr. Keane was $41,442. The ratio of the median employee's total compensation to Mr. Keane's total compensation is 1-to-296.

Because there were no changes to our employee population or employee compensation from fiscal year 2018 to fiscal year 2019 that significantly impacted our pay ratio disclosure, we used the same median employee this year as we did last year. For purposes of identifying the median compensated employee in fiscal year 2018, we took into account base salary (for salaried employees) and wages paid (for hourly employees) during the fiscal year for all our employees as of May 1, 2018. We annualized this compensation for employees who did not work the entire fiscal year, except for employees designated as seasonal or temporary.

PROPOSAL 4 - ADOPT OUR ANNUAL ACCOUNTS

At the annual meeting, we are asking you to confirm and adopt our Dutch statutory annual accounts, or Annual Accounts, for the fiscal year ended June 30, 2019, which are our audited consolidated financial statements prepared in accordance with Dutch law. As a Dutch company, we are required by Dutch law and our articles of association to prepare the Annual Accounts and submit them to our shareholders for confirmation and adoption. Our Annual Accounts are different from our audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2019 that were prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP, as required by United States law and Nasdaq listing standards for companies with securities listed on U.S. stock markets.

The Annual Accounts contain some disclosures that are not required under U.S. GAAP. In addition, the report of our Board of Directors that accompanies the Annual Accounts contains information included in this proxy statement and our Annual Report on Form 10-K, as well as other information required by Dutch law.

It is important that our shareholders adopt our Annual Accounts because it is a Dutch law requirement and also because we are not permitted under Dutch law to take certain corporate actions, such as repurchasing our ordinary shares, unless our Annual Accounts are adopted.

In accordance with the principles of the Dutch corporate governance code, upon the request of any shareholder attending the meeting, the Cimpress representatives at the annual meeting will discuss the contents of the chapter in the Annual Accounts on the corporate governance structure and the statement on compliance with the best practice provisions. You can access a copy of the Annual Accounts through our website at http://proxy.ir.cimpress.com, by emailing us at ir@cimpress.com, or by sending a written request to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

Our Board of Directors recommends that you vote FOR the confirmation and adoption of the Annual Accounts.

PROPOSALS 5 AND 6 - DISCHARGE OUR BOARD OF DIRECTORS AND
PRIOR SUPERVISORY BOARD FROM CERTAIN LIABILITY

In November 2018, we moved to a single-tier board structure consisting of a Board of Directors and reduced the size of our Board to five directors. Before then we had a two-tier board structure with a separate Supervisory Board. At the annual meeting, as permitted under Dutch law and customary for Dutch companies, we are asking you to discharge the members of our current Board of Directors and prior Supervisory Board from liability with respect to the exercise of their management and supervisory duties during our fiscal year ended June 30, 2019. If our shareholders approve this discharge of liability, then our current and prior Board members will not be liable to Cimpress for actions that they took on behalf of the company in the exercise of their duties during fiscal year 2019. However, the discharge does not apply to matters that are not disclosed to our shareholders, and it does not affect the liability, if any, of our Board of Directors or Supervisory Board to our shareholders. The discharge is also subject to the provisions of Dutch laws relating to liability upon bankruptcy.

Our Board of Directors recommends that you vote FOR the discharge of the members of our Board of Directors and Supervisory Board from liability as described above.

PROPOSAL 7 - AUTHORIZE US TO REPURCHASE SHARES

Under Dutch law and our articles of association, our shareholders may authorize the Board, subject to certain Dutch statutory provisions, to repurchase outstanding shares on our behalf in an amount, at prices, and in the manner authorized by the shareholders. This authorization will give us the flexibility to repurchase our ordinary shares without the expense or delay associated with calling further general meetings of shareholders. Under Dutch law and our articles of association, a shareholder authorization to repurchase shares may not continue for more than 18 months, but may be given on a rolling basis. On November 13, 2018, we received authorization from our shareholders to repurchase up to 6,200,000 of our issued and outstanding ordinary shares, and we are now seeking a renewal of our authorization to repurchase our ordinary shares.

In order to provide us with maximum flexibility, we propose that our shareholders grant the Board of Directors authority to repurchase up to 5,500,000 of our issued and outstanding ordinary shares on the open market (including block trades), through privately negotiated transactions, or in one or more self-tender offers at prices per share between an amount equal to €0.01 and an amount equal to 120% of the market price of our ordinary shares on Nasdaq or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Board). This authority would begin on the date of the annual meeting and extend for 18 months until May 22, 2021.

We believe that we would benefit from a renewal of the grant of authority to repurchase our ordinary shares. If we believe that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us and our shareholders. Our Board of Directors would determine, within the parameters described in this proposal, the number of shares to be repurchased, if any, and the timing and manner of any repurchases in light of prevailing market conditions, our available resources, obligations under our equity compensation plans, related covenants under our credit facility, and other factors that we cannot now predict. The repurchased shares will be used for the issuance of shares under our equity compensation plans and, if so desired, for corporate acquisitions or similar transactions and any other valid corporate purposes. The reduction in our outstanding shares resulting from any repurchases would increase the proportionate interest of the remaining shareholders in whatever future profits we may earn. Under Dutch law, the number of our ordinary shares that we or our subsidiaries hold may never exceed 50% of the total number of our issued shares.

An authorization to repurchase up to 5,500,000 of our issued and outstanding ordinary shares would not necessarily mean that we will repurchase this amount over the authorization period. We may choose to repurchase fewer than all of the shares authorized or none at all, and we are seeking this authorization to have the flexibility to make repurchases if we believe doing so would be in the best interests of Cimpress and our shareholders. Our Board of Directors will analyze many factors relating to a repurchase decision, including share price relative to our anticipated future cash flows, our obligations under our equity compensation plans, our ability to use operating cash flow or debt to repurchase the shares while taking into account our debt covenants and other uses for our cash or debt capacity, general shareholder concentration, and liquidity concerns, as well as other items.

If our shareholders do not approve this proposal, then we may continue to make share repurchases, if any, under the previous authorization that our shareholders approved at our November 13, 2018 annual general meeting, which will expire on May 13, 2020.

If our shareholders do approve this proposal, then the repurchase authorization described in this proposal will replace the November 13, 2018 repurchase authorization, and we will make any future share repurchases pursuant to this new authorization.

As described in the letter to shareholders at the beginning of this proxy statement, we are currently planning a cross-border merger of Cimpress N.V. into Cimpress plc, an Irish company affiliated with Cimpress N.V., for the purpose of changing our place of incorporation from the Netherlands to Ireland. Cimpress plc's Constitution gives Cimpress plc the ability to purchase its own shares and redeem outstanding redeemable shares. Accordingly, if the merger is completed, we would make share repurchases, if any, as permitted by Cimpress plc's Constitution.

Our Board of Directors recommends that you vote FOR the authorization of the Board to repurchase our issued and outstanding ordinary shares as described above.

PROPOSAL 8 - APPOINT OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending June 30, 2020 with respect to our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, and we are asking our shareholders to appoint PwC as our statutory auditor of Cimpress N.V. We do not expect that PwC will attend the annual meeting or be available to answer questions.

Our Board of Directors recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by PwC for the fiscal years ended June 30, 2019 and June 30, 2018. The amounts reported for each fiscal year represent the fees and expenses for services rendered during the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$3,623,013	$3,455,072
Tax Fees(2)	771,125	546,330
All Other Fees(3)	114,923	144,000
Total Fees	$4,509,061	$4,145,402
_____________

(1)
Audit fees and expenses consisted of fees and expenses billed for the audit of our consolidated financial statements, statutory audits of Cimpress N.V. and certain of our subsidiaries, quarterly reviews of our financial statements, and the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the U.S. Sarbanes-Oxley Act.

(2)
Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, tax planning and consultation services. Tax compliance services (assistance with tax returns, tax audits and appeals) accounted for $160,665 of the total tax fees billed in fiscal year 2019 and $175,000 of the total tax fees billed in fiscal year 2018.

(3)
$4,000 of these amounts for fiscal year 2019 and 2018 represent subscription fees for PwC's accounting research tool. The remaining $110,923 and $140,000 for fiscal years 2019 and 2018, respectively, represents fees for global mobility immigration services.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee pre-approves services that are expected to be provided to Cimpress by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Cimpress.

During our fiscal year ended June 30, 2019, PwC did not provide any services to Cimpress other than in accordance with the pre-approval policies and procedures described above.

CORPORATE GOVERNANCE

Board of Directors and Committees

In November 2018, we moved to a single-tier board structure consisting of a Board of Directors; before then we had a two-tier board structure consisting of a Supervisory Board and a separate Management Board. Our Chief Executive Officer, Robert Keane, is the Chairman of our Board of Directors,and Sophie Gasperment, an independent, non-employee director, is the Lead Non-Executive Director (voorzitter).

During our fiscal year ended June 30, 2019, our Board met five times, and each of our directors attended at least 90% of the total number of meetings of the Board and the committees of which such director was a member during the period of time he or she served on such committee. We do not have a policy with respect to director attendance at our annual general meetings of shareholders, and one of our current directors and one of our former supervisory directors attended our 2018 annual general meeting of shareholders.

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board, and each committee must review the adequacy of its charter at least annually.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sophie A. Gasperment		member	member
John J. Gavin, Jr.	Chair and Audit Committee Financial Expert
Zachary S. Sternberg	member	member	Chair
Scott J. Vassalluzzo	member	Chair	member
All committee members independent?	Yes, meet independence criteria for audit committee members	Yes, meet independence criteria for compensation committee members	Yes

Audit Committee

The Audit Committee met seven times during fiscal year 2019. The Audit Committee’s responsibilities include the following:

•	evaluating and, subject to shareholder approval, retaining our independent registered public accounting firm

•	approving the compensation of, and assessing (or recommending that the Board assess) the independence of, our registered public accounting firm

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm

•
reviewing and discussing our financial statements and other financial disclosures and considering whether to recommend to the Board that our audited financial statements be included in our Annual Report on Form 10-K

•	coordinating the Board’s oversight of our internal control over financial reporting and disclosure controls and procedures

•	overseeing our internal audit function

•	establishing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns

•	reviewing and approving any related person transactions

•	discussing our policies with respect to financial and accounting risk assessment and risk management

•	preparing the Audit Committee report included in this proxy statement

Compensation Committee

The Compensation Committee met once during fiscal year 2019. The Compensation Committee’s responsibilities include the following:

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our Chief Executive Officer and our other executive officers

•	reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans and overseeing and administering our equity-based plans

•	reviewing and making recommendations to the Board with respect to director compensation

•	overseeing the risks associated with our compensation policies and practices

•
reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and considering whether to recommend to the Board that the Compensation Discussion and Analysis be included in the proxy statement

•	preparing the Compensation Committee report included in this proxy statement

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee did not meet during fiscal year 2019. The responsibilities of the Nominating and Corporate Governance Committee include the following:

•	identifying individuals qualified to become Board members

•	recommending to the Board the persons to be nominated for appointment as directors and to each of the Board’s committees

•	overseeing an annual evaluation of the Board and its committees to determine whether each is functioning effectively

•	monitoring communications to the Board from shareholders and other interested parties

•	coordinating the Board's oversight of our Code of Business Conduct and reviewing allegations made on our confidential reporting helpline

•	reviewing and assessing the adequacy of the Rules of the Board of Directors

Governance Guidelines

We believe that good corporate governance is important to ensure that Cimpress is managed for the long-term benefit of our stakeholders, including but not limited to our shareholders. The Board adopted Rules to assist in the exercise of its duties and responsibilities and to serve the best interests of Cimpress and our stakeholders. The Rules for the Board of Directors provide a framework for the conduct of the Board’s business.

Among other things, the Rules for the Board provide as follows:

•	A majority of the members of the Board must be independent directors, except as permitted by Nasdaq rules.

•	The Board should focus on, and develop a strategy for, long-term valuation creation by Cimpress.

•
The non-executive directors must meet at least twice a year in executive session without any members of Cimpress' management to discuss, among other matters, the performance of our Chief Executive Officer.

•	The Board has full and free access to management and employees and the authority to hire and consult with independent advisors.

•
The Board must have at all times an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee composed of non-executive directors who meet the independence and other criteria set forth in Nasdaq rules.

•	At least annually the Nominating and Corporate Governance Committee is required to oversee a self-evaluation of the Board to determine whether the Board and its committees are functioning effectively.

You can find our Rules for the Board of Directors, our Code of Business Conduct, our articles of association, and the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee on our Investor Relations website at ir.cimpress.com, or you can request copies of these documents by emailing us at ir@cimpress.com or writing to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

In addition, the Dutch Corporate Governance Code, or Dutch Code, applies to Cimpress. The Dutch Code emphasizes the principles of integrity, transparency, and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by “best practice” provisions, and our Board agrees with the fundamental principles of the Dutch Code. However, as a company whose ordinary shares are traded on Nasdaq, we are also subject to the corporate governance rules of the Nasdaq Stock Market and U.S. securities laws, and we may also choose to follow certain market practices that are common for Nasdaq-traded companies. Some of the U.S. corporate governance rules and market practices that we are required to or choose to follow conflict, in whole or in part, with the best practice provisions of the Dutch Code. As a result, we do not apply some of the Dutch best practice provisions. In accordance with the Dutch Code’s compliance principle of “apply or explain,” which permits Dutch companies to be fully compliant with the Dutch Code either by applying the Dutch best practices or by explaining why the company has chosen not to apply certain of the best practices, we are disclosing in our Dutch annual report that accompanies our Annual Accounts to what extent we do not apply provisions of the Dutch Code, together with the reasons for those deviations.

Code of Business Conduct

We have adopted a written code of business conduct that applies to our Board, officers, and employees, a current copy of which is posted on the Corporate Governance page of ir.cimpress.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Determination of Independence

Under Nasdaq rules, members of our Board qualify as “independent directors” only if, in the opinion of the Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of its members other than Robert Keane, our Chief Executive Officer, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of the non-executive directors are “independent directors” as defined under Nasdaq's Marketplace Rules.

In addition, all of our non-executive directors satisfy the criteria for independence under the Dutch Code, other than Mr. Scott Vassalluzzo, who is a Managing Member of a Cimpress shareholder that holds more than 10% of our outstanding shares.

Oversight of Risk

Our Board has responsibility for risk oversight, and the full Board or its relevant committees regularly conduct reviews of certain risk areas. The oversight responsibility of the Board and its committees is enabled by our internal risk management processes, including but not limited to our Enterprise Risk Management (ERM) program, which conducts company-wide risk assessments to identify our most important enterprise risks, develops mitigation strategies, standards, and tools, and monitors the implementation of risk mitigation activities by all of our businesses. Our Audit Committee oversees the ERM program, and areas of ERM focus for fiscal year 2019 included cybersecurity, data privacy, supply chain ethics and product safety, fraud and corruption, and control environment in a decentralized structure.

In addition, based on an internal risk assessment, we believe that any risks arising from our compensation programs for our employees are not reasonably likely to have a material adverse effect on Cimpress.

Board Nomination Process

The process that our Nominating and Corporate Governance Committee follows to identify and evaluate candidates for members of our Board includes requests to its members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of nominees, the Nominating and Corporate Governance Committee applies, among other things, the criteria for Board members set forth as an attachment to the Nominating and Corporate Governance Committee Charter. These criteria include among others the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest, and ability to act in the interests of all of Cimpress' stakeholders. In addition, the Charter specifies that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law and that the Nominating and Corporate Governance Committee and Board should consider the value of diversity on the Board. The Committee does not assign specific weights to particular criteria, and no particular criterion other than integrity and good character is a prerequisite for each prospective nominee.

We believe that the backgrounds and qualifications of the members of our Board, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Accordingly, the Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential candidates for the Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o General Counsel, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

If the Board of Directors does not submit a binding nomination for a Board position, then the shareholders represented at the general meeting may select a nominee. The shareholders may appoint such a nominee as a member of the Board by the vote of at least two thirds of the votes cast at the meeting representing more than half of our share capital.

Report of the Audit Committee

The Audit Committee has reviewed Cimpress' audited consolidated financial statements for the fiscal year ended June 30, 2019 and has discussed these financial statements with Cimpress' management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal year 2019.

The Audit Committee has also received from, and discussed with, PwC various communications that PwC is required to provide to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and in effect for Cimpress' fiscal year 2019. The Audit Committee has discussed with the independent registered public accounting firm its independence from Cimpress. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading

“Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 8 is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with, and its review of the representations and information provided by, management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in Cimpress' Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Board of Directors
John J. Gavin, Jr., Chairman
Zachary S. Sternberg
Scott J. Vassalluzzo

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a Cimpress executive officer or member of our Board of Directors at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All potential related person transactions that we propose to enter into must be reported to our Chief Legal Officer (CLO, who is currently our General Counsel) or Chief Accounting Officer (CAO, who is currently our Chief Financial Officer), who will determine whether each reported transaction qualifies as a related person transaction. If so, then the CLO and CAO will submit the transaction for review and approval by our Audit Committee. If our CLO and CAO determine that advance approval of a related person transaction by the full Audit Committee is not practicable under the circumstances, then they will submit the transaction to the Audit Committee chair for review and approval, and the full Audit Committee will review and ratify the related person transaction at the next Committee meeting.

In addition, the Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Audit Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, the Audit Committee will review and consider, to the extent appropriate for the circumstances:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

In addition, under the Rules for the Board of Directors, any director who has a conflict of interest is required to disclose that conflict to the Chairman, Lead Non-Executive Director, or General Counsel and to abstain from voting on any resolution involving, or participating in any Board discussion of, the conflict.

Related Person Transaction

During fiscal year 2019, there was one related person transaction, as defined under SEC rules: Katryn Blake’s brother-in-law has been an employee of Cimpress since 2007, and he received compensation of $219,379 for fiscal year 2019. The Audit Committee has reviewed this relationship and concluded that it is consistent with our best interests and does not constitute a conflict of interest.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2019, Ms. Gasperment and Messrs. Sternberg, Riley, Thomas, and Vassalluzzo served at various times as members of our Compensation Committee. None of these members of our Compensation Committee has ever been an officer or employee of Cimpress or any of our subsidiaries, and during fiscal year 2019, no Compensation Committee member had any relationship with us requiring disclosure under SEC rules.

During fiscal year 2019, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

Communicating with the Board

Our Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating and Corporate Governance Committee, with the assistance of Cimpress' General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of the Nominating and Corporate Governance Committee will forward communications to the full Board if the communications relate to substantive matters and include suggestions or comments that he considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances, and matters as to which Cimpress may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Board should address such communications to:

Board of Directors
c/o Corporate Secretary, Cimpress N.V.
275 Wyman Street
Waltham, MA 02451
USA

COMPENSATION OF OUR BOARD OF DIRECTORS

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve as members of our Board of Directors. When considering the compensation of our directors, our Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to Cimpress and the skill level that we require of our Board members.

Fees

We pay our directors, including Mr. Keane, an annual retainer of $100,000 per fiscal year, and our Lead Non-Executive Director (voorzitter) and Chair of the Audit Committee each also receive an additional $25,000 per fiscal year. We reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board and its committees, and we pay the tax preparation fees related to their Dutch income tax returns.

Performance Share Units

In keeping with the goals of aligning the Board's equity awards with the equity awards received by Cimpress' executives and employees and maintaining the competitiveness of the compensation program, we grant PSUs to our directors under our 2016 Performance Equity Plan. Each incumbent director receives $125,000 of PSUs annually in connection with our annual general meeting of shareholders so long as they remain a director following that annual general meeting. Each new director receives $150,000 of PSUs in connection with their initial appointment to the Board. Cimpress determines the number of PSUs to be granted to each director by dividing the applicable dollar amounts described in this paragraph by the 3YMA of Cimpress’ ordinary shares as of the following date, which we refer to as a baseline date:

•	For incumbent directors, the baseline date is November 15 of each year.

•	For newly appointed directors, the baseline date is based on the date of the general meeting of shareholders at which the director is appointed:

General meeting in the months of:	Baseline date is the nearest:
June, July, or August	August 15
September, October, or November	November 15
December, January, or February	February 15
March, April, or May	May 15

PSU awards granted to our directors have the same terms as PSU awards granted to our executives and employees, where each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the CAGR of the 3YMA over a 6- to 10-year period, in accordance with the 2016 Plan.

First condition to a Performance Dependent Issuance: Service-based Vesting
PSUs granted to members of our Board vest at a rate of 25% of the original number of PSUs per year over the four years following the applicable annual general meeting (for PSU awards granted to incumbent directors) or the general meeting at which the director was first appointed (for PSU awards granted to newly appointed directors), in each case so long as the director continues to serve on our Board. If a director ceases to serve on the Board, other than for cause, they retain all PSUs that have satisfied the service-based vesting condition as of their last day of service on the Board. If Cimpress achieves the performance thresholds described below, the former director would receive Cimpress ordinary shares upon settlement of the PSUs, even though they are no longer a member of our Board.

Second condition to a Performance Dependent Issuance: 3YMA Performance
The performance conditions set forth in the 2016 Plan apply to the PSU awards granted to Board members. In summary, beginning on the sixth anniversary of the baseline date for each PSU award, and on each anniversary thereafter through the tenth anniversary, we will calculate the 3YMA as of such date, which we refer to as a measurement date. On the first such measurement date that the 3YMA equals or exceeds a

CAGR of 11%, the 3YMA performance condition would be satisfied, and we would issue to the director the number of Cimpress ordinary shares determined by multiplying the number of vested PSUs subject to the award by the applicable performance-based multiplier set forth in the 2016 Plan. If none of the CAGR performance goals set forth in the 2016 Plan are achieved by the tenth anniversary of the baseline measurement date for the PSU award, then the PSU award will be terminated and no Cimpress ordinary shares will be issued with respect to the award.

Director Compensation Table

The following contains information with respect to the compensation earned by the members of our current Board of Directors and the members of our previous Supervisory Board in the fiscal year ended June 30, 2019:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Sophie A. Gasperment	123,750	169,235	292,985
John J. Gavin, Jr.	137,500	169,235	306,735
Zachary S. Sternberg	106,250	169,235	275,485
Scott J. Vassalluzzo	118,750	169,235	287,985
Paolo De Cesare(2)	45,631	169,170	214,801
Richard T. Riley(2)	59,200	169,170	228,370
Nadia Shouraboura(2)	45,631	169,170	214,801
Mark T. Thomas(2)	59,600	169,170	228,770
_____________

(1)
The amounts reported in this column represent a dollar amount equal to the grant date fair value of the PSUs granted to our current directors and ordinary share awards granted to our former directors listed in footnote 2, as computed in accordance with FASB ASC Topic 718 assuming the probable outcome of the performance conditions. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019. The value of the PSUs granted in fiscal year 2019 assuming the maximum achievement of the performance conditions, which we estimated by multiplying the maximum number of shares issuable pursuant to each PSU award by the closing price of our ordinary shares on Nasdaq on the applicable grant date, is $351,333 for each of Ms. Gasperment and Messrs. Gavin, Sternberg, and Vassalluzzo.

(2)	Messrs. De Cesare and Thomas and Dr. Shouraboura resigned from the Board, and Mr. Riley's term as a director expired, in November 2018.

In addition, at June 30, 2019, our current non-executive directors held the following equity compensation awards:

•	Ms. Gasperment held 4,511 PSUs.

•	Mr. Gavin held 3,997 PSUs.

•	Mr. Sternberg held 2,886 PSUs.

•	Mr. Vassalluzzo held 5,298 shares subject to outstanding, unexercised share options and 3,997 PSUs.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2019 about the securities issued or authorized for future issuance under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)
Equity compensation plans approved by shareholders(1)	3,496,473	$20.59	6,637,132(3)
Equity compensation plans not approved by shareholders	—	—	—
Total	3,496,473	$20.59	6,673,132(3)
_____________

(1)
Consists of our Amended and Restated 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Share Option Plan, 2011 Equity Incentive Plan, and 2016 Performance Equity Plan. This column includes an aggregate of 2,064,559 shares underlying RSUs and PSUs based on 2.5 shares per PSU that were unvested as of June 30, 2019.

(2)	The RSUs and PSUs included in column (a) do not have an exercise price, and the weighted-average exercise price excluding these units is $50.27.

(3)
Includes 3,945,638 shares available for future awards under our 2016 Performance Equity Plan, 2,639,327 shares available for future awards under our 2011 Equity Incentive Plan, and 52,167 shares available for future awards under our 2005 Non-Employee Directors’ Share Option Plan, as amended. No shares are available for future award under our Amended and Restated 2005 Equity Incentive Plan. For PSUs under our 2016 Performance Equity Plan, we assumed that we would issue ordinary shares equal to 250% of the outstanding PSUs, which is the maximum potential share issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of September 16, 2019 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•	each member of our Board of Directors;

•	our named executive officers who are listed in the Summary Compensation Table in this proxy statement; and

•	all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
Arlington Value Capital LLC(4)	1,570,251	5.5%
222 S. Main Street, Suite 1750
Salt Lake City, UT 84101

Janus Henderson Group plc(5)	3,713,176	13.0
201 Bishopsgate
EC2M 3AE London UK

Prescott General Partners LLC (6)	4,656,492	16.2
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

The Spruce House Partnership LP (7)	2,358,903	8.2
435 Hudson Street, 8th Floor
New York, NY 10014 USA

Vanguard Group Inc(8)	1,739,622	6.1
PO Box 2600 V26
Valley Forge, PA 19482

Named Executive Officers and Directors
Robert S. Keane(9)(10)	3,241,296	10.8

Sophie A. Gasperment	—	0

John J. Gavin, Jr. (11)	32,029	*

Peter Kelly	—	0

Donald LeBlanc(10)	15,555	*

Sean E. Quinn	3,560	*

Zachary S. Sternberg(12)	2,374,246	*

Scott J. Vassalluzzo(10)(13)	76,321	*

Maarten Wensveen	2,625	*

Katryn S. Blake(10)(14)	—	0

Cornelis David Arends(15)	—	0

All current executive officers and directors as a group (8 persons) (10)	5,730,077	19.0%
_____________

*	Less than 1%

(1)	Unless otherwise indicated, the address of each executive officer and director is c/o Cimpress N.V., Building D, Xerox Technology Park, Dundalk, Co. Louth, Ireland.

(2)
For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of September 16, 2019 (i.e., November 15, 2019), including through the exercise of share options or the vesting of RSUs. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)
The percentage ownership for each shareholder on September 16, 2019 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 28,662,463, the number of ordinary shares outstanding on September 16, 2019, plus any shares issuable to the shareholder within 60 days after September 16, 2019 (i.e., November 15, 2019), including RSUs that vest and share options that are exercisable on or before November 15, 2019.

(4)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 13, 2019.

(5)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 12, 2019.

(6)	This information is based solely upon a Schedule 13D/A that the shareholder filed with the SEC on February 17, 2016.

(7)	This information is based solely upon a Schedule 13D that the shareholder filed with the SEC on October 10, 2017.

(8)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 11, 2019.

(9)
Includes an aggregate of (i) 1,714,113 shares held by entities wholly owned by the Trusts, and (ii) 100,681 shares held by a charitable entity established by Mr. Keane and his spouse. Mr. Keane and his spouse disclaim beneficial ownership of the shares and share options beneficially owned by the entities owned by the Trusts and shares owned by the charitable entity except to the extent of their pecuniary interest therein.

(10)
Includes the number of shares listed below that each named executive officer and director has the right to acquire under share options and RSUs that vest on or before November 15, 2019:

     • Mr. Keane: 1,426,502 shares held by entities wholly owned by the Trusts
     • Mr. LeBlanc: 114 shares
     • Mr. Vassalluzzo: 5,298 shares
     • All current executive officers and directors in the aggregate: 1,431,800 shares

(11)	Includes 32,029 shares held by a trust of which Mr. Gavin and his wife are trustees.

(12)
Includes 2,358,903 shares held by The Spruce House Partnership LP. The general partner of The Spruce House Partnership LP is Spruce House Capital LLC, of which Mr. Sternberg is a managing member. Mr. Sternberg disclaims beneficial ownership of the shares held by The Spruce House Partnership LP except to the extent of his pecuniary interest therein.

(13)
Includes 2,174 shares held in investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(14)	Ms. Blake left Cimpress in March 2019.

(15)	Mr. Arends ceased to be an executive officer in January 2019 but remains an employee of Cimpress.

Delinquent Section 16(a) Reports

Section 16(a) of the the United States Securities Exchange Act of 1934, or the Exchange Act requires our executive officers, directors, and the holders of more than 10% of our ordinary shares, referred to as reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our ordinary shares and other equity securities. During our fiscal year ended June 30, 2019, Maarten Wesveen reported one transaction in Cimpress securities after the filing deadline due to an administrative error by Cimpress, and Cornelis David Arends reported two transactions in Cimpress securities after the filing deadline.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the 8 proposals listed in the Notice of Annual General Meeting of Shareholders that appears on the first two pages of this proxy statement.

Who can vote?

To be able to vote on the matters listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on October 25, 2019, which is the record date for the annual meeting. Shareholders of record at the close of business on October 25, 2019 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is [__________]. Currently, there are no outstanding preferred shares of Cimpress.

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. For your vote to be counted at the meeting, our transfer agent, Computershare Trust Company, Inc., must receive your proxy no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting.

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Board of Directors. If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the annual meeting and a “broker non-vote” will occur. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote such shares on a particular matter.

If you are a record holder and attend the annual meeting in person, then you may also vote in person. If you hold your shares in street name and wish to attend the meeting or vote in person, then you must follow the instructions below under “How do I attend the meeting and vote in person?”

Can I change my vote or revoke my proxy after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•
signing another proxy card with a later date and delivering the new proxy card to our Senior Securities Counsel at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting;

•	delivering to our Senior Securities Counsel written notice no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

How do I attend the meeting and vote in person?

If you wish to attend our annual meeting in Amsterdam, the Netherlands in person, please send our Senior Securities Counsel written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than November 19, 2019. If you need directions to the meeting, please call Investor Relations at +1 781-652-6480.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must provide the written notice referenced above and also bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under our articles of association, holders of at least one third of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement:

•
Proposals 1 and 2 (appointments of members of our Board of Directors):  In accordance with our articles of association, our Board adopted resolutions to make binding nominations of the candidates for appointment to the Board of Directors. Our shareholders may set aside any of these binding nominations only by a vote of at least two thirds of the votes cast at a meeting representing more than half of our share capital.

•
Proposal 3 (advisory “say on pay”):  This proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present. This vote is non-binding and advisory in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•	Proposals 4 through 8: These proposals require the approval of a majority of votes cast at a meeting at which a quorum is present.

For all proposals, Dutch law and our articles of association provide that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the meeting. Abstentions and broker non-votes are not counted as either votes in favor of a proposal or votes against a proposal and therefore have no impact on the voting, although abstentions do count for the purpose of determining the size of the quorum.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How does the Board of Directors recommend that I vote on the proposals?

Our Board recommends that you vote FOR all of the proposals listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement.

Do the executive officers or directors have any substantial interests in these proposals?

No, our executive officers and directors do not have any substantial direct or indirect interests in the proposals, except to the extent of their ownership of our ordinary shares or their own appointment to the Board of Directors.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Board does not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the annual meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a Board position, for the 2020 annual general meeting?

If we complete the proposed cross-border merger to change of our place of incorporation from the Netherlands to Ireland, then we will be an Irish public limited company whose shares are traded on a U.S. securities exchange, and both U.S. and Irish rules and timeframes will apply if you wish to submit a candidate to be considered for election to our Board of Directors at our 2020 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2020 annual general meeting.

Under the Constitution of Cimpress plc, if you are interested in submitting a proposal, you must hold at least 10% of our paid-up share capital and fulfill the other requirements set forth in the Constitution.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2020 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Exchange Act, and the deadline for submitting your proposal to us is earlier than the deadline specified above: For your proposal to be eligible for inclusion in our proxy statement for the 2020 annual general meeting, we must receive your proposal at our office in Dundalk, Ireland as set forth below no later than [____], 2020.

Any proposals, nominations or notices under our articles of association or pursuant to Rule 14a-8 should be sent to:

Secretary, Cimpress N.V.
Building D, Xerox Technology Park
Dundalk, Co. Louth
Ireland

With a copy to:
Senior Securities Counsel
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $11,000 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our directors, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Directors, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing ir@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us per the above if you are a holder of record.

APPENDIX A

Form of Proxy

CIMPRESS N.V.

VOTE

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000000000.000000 ext 000000000.000000 ext
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000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
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ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that you vote FOR proposals 1-8.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 4 3 0 2 4 7

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03481B

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CIMPRESS N.V.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS – NOVEMBER 22, 2019

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Sean Quinn, Matthew F. Walsh and Kathryn Leach, and each of them with full power of substitution, as proxies to represent and vote as designated hereon all ordinary shares of Cimpress N.V. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on Friday, November 22, 2019, at the offices of Stibbe N.V., Beethovenplein 10, 1077 WM, Amsterdam, the Netherlands commencing at 6:00 p.m. Central European Time and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual General Meeting. ☐